EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2019 Financial Results; 2019 NII of $1.71, 104% Coverage of 2019 Distributions of $1.64 Per Share

NEW YORK, Feb. 20, 2020 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $17.1 million, or $0.41 per share, for the fourth quarter of 2019. For the fiscal year ended December 31, 2019, the Company reported net investment income of $72.4 million, or $1.71 per share.

At December 31, 2019, net asset value (NAV) was $21.44 per share. At year end, Solar Capital’s investment portfolio was 98.4% performing at cost.

The Company’s Board of Directors declared a first quarter 2020 distribution of $0.41 per share, payable on April 3, 2020, to stockholders of record on March 19, 2020.  The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2019:
     Comprehensive Investment portfolio* fair value: $1.8 billion
     Number of portfolio companies: 209
     Net assets: $905.9 million
     Net asset value per share: $21.44

Comprehensive Investment Portfolio Activity* for the Quarter Ended December 31, 2019:
     Investments made during the quarter: $165.4 million
     Investments prepaid and sold during the quarter: $165.0 million

Comprehensive Investment Portfolio Activity** for the Year Ended December 31, 2019:
     Investments made during the year: $735.7 million
     Investments prepaid and sold during the year: $645.0 million

Operating Results for the Quarter Ended December 31, 2019:
     Net investment income: $17.1 million
     Net investment income per share: $0.41
     Net realized and unrealized loss: $19.3 million
     Net decrease in net assets from operations: $2.2 million
     Loss per share: $0.05

Operating Results for the Year Ended December 31, 2019:
     Net investment income: $72.4 million
     Net investment income per share: $1.71
     Net realized and unrealized loss: $16.4 million
     Net increase in net assets from operations: $56.0 million
     Earnings per share: $1.33

* The Comprehensive Investment Portfolio for the quarter ended December 31, 2019 is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s (“Crystal”) full portfolio and NEF Holdings, LLC (“NEF”) full portfolio, and excludes the fair value of the equity interests in Crystal and NEF.

** Comprehensive Portfolio Activity for the year ended December 31, 2019 includes gross originations through Crystal and NEF.

“We are pleased to report Solar Capital produced solid operating results for fiscal year 2019 with net investment income exceeding distributions. Our strategy of investing in senior secured loans and developing diversified specialty finance verticals continues to drive strong results in credit quality and earnings power,“ said Michael Gross, Co-CEO. “Earlier this month, we marked the 10th anniversary of the initial public offering of Solar Capital. Over this period, the company delivered nearly a 12% internal rate of return to our shareholders while growing net asset value.”

“As a result of our differentiated sourcing platform, 88% of our 2019 originations consisted of specialty finance loans in our niche lending businesses, which we believe today offer more attractive risk-adjusted returns than cash flow lending. Additionally, our new cash flow loan investments were primarily first lien add-on investments in existing portfolio companies with strong fundamental performance,” said Bruce Spohler, Co-CEO. “We believe having a diversified origination capability with deep asset class specialization and expertise, maintaining a defensive portfolio, and having available capital to take advantage of market dislocations when underwriting conditions improve continues to be a competitive advantage.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, February 21, 2020. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 3191875 when prompted. A telephone replay will be available until March 6, 2020 and can be accessed by dialing (855) 859-2056 and using the passcode 3191875. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended December 31, 2019, Solar Capital had total originations of $165.4 million and repayments of $165.0 million across the Company’s four core business units: cash flow, asset-based, equipment finance, and life science lending.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended December 31, 2019 was as follows:

Total Portfolio Activity (1) – Q4 2019 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$42.4	$56.9	$25.5	$40.6	$165.4
Repayments / Amortization	$3.3	$76.6	$40.2	$44.9	$165.0
Net Portfolio Activity	$39.1	($19.7)	($14.7)	($4.3)	$0.4

(1) Total Portfolio Activity includes gross originations/repayments across each business unit.
(2) Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

During the year ended December 31, 2019, Solar Capital had originations of $735.7 million and repayments of $645.0 million. Net originations of asset-based lending / specialty finance businesses were $67.2 million while net originations of cash flow loans were $23.5 million. Approximately 88% of originations in 2019 were in asset-based and specialty finance businesses and 12% in cash flow senior secured loans.

Total Portfolio Activity (1) – For the Year Ended 2019 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$90.7	$314.5	$148.8	$181.7	$735.7
Repayments / Amortization	$67.2	$278.5	$142.2	$157.1	$645.0
Net Portfolio Activity	$23.5	$36.0	$6.6	$24.6	$90.7

(1) Total Portfolio Activity includes gross originations/repayments across each business unit.
(2) Includes Crystal’s full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2019 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(4)
	($mm)%
Cash Flow Senior Secured Loans	$450.2	25.0%	8.7%
Asset-Based Senior Secured Loans / Crystal Financial(1)	$644.1	35.7%	12.7%
Equipment Senior Secured Financings / NEF(2)	$396.9	22.0%	10.0%
Life Science Senior Secured Loans	$287.5	15.9%	10.5%(5)
Total Senior Secured Loans	$1,778.7	98.6%	10.7%
Equity and Equity-like Securities	$25.3	1.4%
Total Comprehensive Investment Portfolio	$1,804.0	100%
Floating Rate Investments(3)	$1,376.9	76.9%
First Lien Senior Secured Loans	$1,636.4	90.7%
Second Lien Senior Secured Cash Flow Loans	$86.1	4.8%
Second Lien Senior Secured Asset-Based Loans	$56.1	3.1%

(1) Includes Crystal’s full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in Crystal.
(2) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet and excludes the Company’s equity investments in NEF.
(3) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(4) The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and Crystal asset-based loans is calculated based on the expected average life of a loan for each asset class.
(5) Life Science yields exclude the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across 209 unique issuers across over 90 industries and with an average exposure of $8.6 million or 0.48% per issuer.

At year end, 98.6% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 92.0% is held in first lien senior secured loans and 8.0% is held in senior secured second lien loans. Second lien cash flow exposure is 4.8% of the Comprehensive Portfolio at December 31, 2019 with the remainder in second lien asset-based loans.

Solar Capital Ltd.’s Results of Operations for the Fiscal Year Ended December 31, 2019 compared to the Fiscal Year Ended December 31, 2018.

Investment Income

For the fiscal years ended December 31, 2019 and 2018, gross investment income totaled $154.7 million and $153.5 million, respectively.

Investment Income Contribution by Business Unit (1) (in millions)
For the Year Ended:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Total
12/31/2019	$42.1	$50.1	$21.7	$40.8	$154.7
% Contribution	27.2%	32.4%	14.0%	26.4%	100.0%

(1) Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset based loans on balance sheet and distributions from Crystal, income/fees from equipment financings and distributions from NEF, and income/fees from life science loans.

Expenses

Net expenses totaled $82.3 million and $78.6 million, respectively, for the fiscal years ended December 31, 2019 and 2018. The increase in expenses from 2018 to 2019 was primarily due to higher interest expense resulting from generally higher average LIBOR and an increase in average borrowings to support a larger average income producing investment portfolio.

Net Investment Income

SLRC’s net investment income totaled $72.4 million and $74.9 million, or $1.71 and $1.77, per average share, respectively, for the fiscal years ended December 31, 2019 and 2018.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized loss for the fiscal years ended December 31, 2019 and 2018 totaled approximately $16.4 million and $8.0 million, respectively. The net realized and unrealized loss for the fiscal year ended December 31, 2019 was primarily due to a combination of the extinguishment of debt and unrealized depreciation in the value of select investments, partially offset by unrealized appreciation of the value of select investments and realized gains related to the sale of select assets and the redemption of warrants.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2019 and 2018, SLRC had a net increase in net assets resulting from operations of $56.0 million and $66.9 million, respectively. For the fiscal years ended December 31, 2019 and 2018, earnings per average share were $1.33 and $1.58, respectively.

Liquidity and Capital Resources

On December 18, 2019, the Company announced it had issued $200 million in aggregate of unsecured notes in a private placement comprised of $125 million principal amount of five-year, 4.2% unsecured notes due December 15, 2024 as well as $75 million principal amount of seven-year, 4.375% unsecured notes due December 15, 2026 (the “Notes”). The Interest on the Notes will be payable semi-annually.

As of December 31, 2019, the Company had a total of approximately $450 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits. When including the unused borrowing capacity of the non-recourse credit facilities of Crystal and NEF, the Company had approximately $5881 million of unused borrowing capacity under its credit facilities, subject to borrowing base limits at December 31, 2019.

Subsequent Events

On February 12, 2020, the Company received an additional $75.0 million commitment under the accordion feature of its credit facility bringing total commitments to $620 million under its credit facility.

Credit Rating

On February 3, 2020, FitchRatings, Inc. affirmed the Company’s investment grade rating of BBB- with a stable outlook to Solar Capital. The Company is rated investment grade by both Moody’s Investor Service and Fitch Ratings, Inc.

Solar Capital Ltd. Portfolio

Asset Quality

As of December 31, 2019, 98.4% of SLRC’s portfolio was performing at cost.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2019, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$308.0	20.6%
2	$1,151.7	77.0%
3	$26.7	1.8%
4	$8.4	0.6%

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2019	December 31, 2018

Assets
Investments at fair value:
Companies less than 5% owned (cost: $989,564 and $948,478, respectively)	$970,821	$944,597
Companies more than 25% owned (cost: $513,119 and $500,792, respectively)	524,003	511,483
Cash	16,783	7,570
Cash equivalents (cost: $419,571 and $199,646, respectively)	419,571	199,646
Dividends receivable	10,488	9,065
Interest receivable	5,401	7,619
Receivable for investments sold	2,207	2,073
Other receivables	—	593
Prepaid expenses and other assets	615	783
Total assets	$1,949,889	$1,683,429

Liabilities
Debt ($593,900 and $476,185 face amounts, respectively, reported net of unamortized debt issuance costs of $6,783 and $2,647, respectively.)	$587,117	$473,538
Payable for investments and cash equivalents purchased	419,662	251,391
Distributions payable	17,327	17,327
Management fee payable	6,747	6,504
Performance-based incentive fee payable	4,281	4,613
Interest payable	3,678	4,714
Administrative services payable	2,757	2,716
Other liabilities and accrued expenses	2,440	3,455

Total liabilities	$1,044,009	$764,258

Commitments and contingencies

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	988,792	992,438
Accumulated distributable net loss	(83,335)	(73,690)

Total net assets	$905,880	$919,171

Net Asset Value Per Share	$21.44	$21.75

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,

	2019	2018

INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$106,099	$98,172
Companies more than 25% owned	5,429	2,827
Dividends:
Companies less than 5% owned	56	28
Companies more than 25% owned	39,382	50,953
Other income:
Companies less than 5% owned	3,727	1,367
Companies more than 25% owned	18	179

Total investment income	154,711	153,526

EXPENSES:
Management fees	26,774	25,789
Performance-based incentive fees	18,111	18,722
Interest and other credit facility expenses	28,901	24,728
Administrative services expense	5,265	5,247
Other general and administrative expenses	3,215	4,151

Total expenses	82,266	78,637

Net investment income	$72,445	$74,889

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$754	$1,857
Companies 5% to 25% owned	—	246
Companies more than 25% owned	(661)	(25)

Net realized gain on investments and cash equivalents	93	2,078
Net realized loss on extinguishment of debt:	(1,853)	—

Net realized gain (loss)	(1,760)	2,078

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(14,861)	(2,805)
Companies 5% to 25% owned	—	—
Companies more than 25% owned	192	(7,288)
Net change in unrealized gain (loss)	(14,669)	(10,093)
Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	(16,429)	(8,015)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$56,016	$66,874

EARNINGS PER SHARE	$1.33	$1.58

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U. S. middle market companies in the form of senior secured cash flow and asset-based investments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770